UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

WORLD ENERGY SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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World Energy Solutions, Inc.

April [  ], 2008

Dear Stockholder:

We cordially invite you to attend our 2008 Annual Meeting of Stockholders, which will be held on Thursday, May 22, 2008 at 10:00 a.m. at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608.

On the pages following this letter you will find the notice of our 2008 Annual Meeting, which lists the business matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice.  We have also enclosed your proxy card and our annual report for the year ended December 31, 2007.

Your support of our efforts is important to the other directors and to me regardless of the number of shares you own. I hope you will vote as soon as possible.  If you are a stockholder of record, you may vote by completing, signing and mailing the enclosed proxy card in the envelope provided.  If your shares are held in “street name” – that is, held for your account by a broker or other nominee – you will receive instructions from the holder of record that you must follow for your shares to be voted.

Following completion of the scheduled business at the 2008 Annual Meeting, we will review our business and answer questions from stockholders. We hope that you will be able to join us on May 22nd.

Sincerely,
/s/ Richard Domaleski
RICHARD M. DOMALESKI Chief Executive Officer

WORLD ENERGY SOLUTIONS, INC.
446 Main Street
Worcester, MA 01608

___________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2008

___________

To the Stockholders of
World Energy Solutions, Inc.

Notice is hereby given that the 2008 Annual Meeting of Stockholders of World Energy Solutions, Inc., a Delaware corporation, will be held at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608, on Thursday, May 22, 2008, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class II directors to our Board of Directors, each to hold office until our 2011 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.	To amend our 2006 Stock Incentive Plan to increase the number of shares of common stock covered by the plan by 4,000,000 shares from 4,738,161 to 8,738,161;

3.
To consider and approve an amendment to our Certificate of Incorporation which would effect a reverse stock split of our common stock in any one of the following ratios: one−for−two, one−for−three, one−for−four, one−for−five, one−for−six, one−for−seven, one−for−eight, one−for−nine, and one−for−ten, at any time prior to May 21, 2009, and a proportionate reduction in the number of shares of our common stock authorized for issuance under our Certificate of Incorporation, with the exact ratio and the decision of whether and when to effect the reverse stock split and the amendment to be at the discretion of the Board of Directors; and

4.	To ratify the selection of UHY LLP as our independent registered public accounting firm for the current fiscal year.

The stockholders will also consider and act upon any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 2, 2008 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ James Parslow
JAMES PARSLOW Secretary

Worcester, Massachusetts
April [   ], 2008

WORLD ENERGY SOLUTIONS, INC.

___________

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2008

PROXY STATEMENT

___________

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of World Energy Solutions, Inc. for use at our 2008 Annual Meeting of Stockholders to be held on Thursday, May 22, 2008 at 10:00 a.m., local time, at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608 and at any adjournment or postponement of the Annual Meeting.

We are mailing this proxy statement and the enclosed proxy on or about April [21], 2008 to our stockholders of record as of April 2, 2008. We are also mailing our Annual Report for the fiscal year ended December 31, 2007 to such stockholders concurrently with this proxy statement.  We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Please address all such requests to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA  01608.

Only stockholders of record at the close of business on April 2, 2008 are entitled to receive notice of and to vote at the Annual Meeting. Each share of our common stock, par value $0.0001 per share, outstanding on the record date is entitled to one vote. As of the close of business on April 2, 2008, there were outstanding and entitled to vote 84,648,734 shares of common stock including 1,953,500 shares of outstanding restricted stock that are not vested.

If your shares are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions.  In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you.  Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.

The presence, in person or by proxy, of outstanding shares of common stock representing one-third of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at our Annual Meeting.  Shares that reflect abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors.  This is called a plurality.  You may vote for all of the director nominees, withhold your vote from all of the director nominees or withhold your vote from any one or more of the director nominees.  Votes that are withheld and broker non-votes will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Amending our 2006 Stock Incentive Plan and ratifying the selection of UHY LLP as our independent registered public accounting firm for 2008 each require the affirmative vote of a majority of all the votes present or represented at the Annual Meeting and voting on the given proposal.  Authorizing an amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.   If you abstain on a given proposal, your shares will be counted for the establishment of a quorum but will not be voted on such proposal.  Further, broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a given proposal has been approved.  As a result, abstentions and broker non-votes will not affect the results of a vote on the proposed amendment to our 2006 Stock Incentive Plan or the ratification of the selection of UHY LLP as our independent registered public accounting firm for 2008.  However, abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposed amendment to our Certificate of Incorporation.  None of the matters described above to be acted upon at our Annual Meeting will result in rights of appraisal by stockholders or similar dissenters’ rights.

Shares represented by duly executed proxies received by us and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.  If no instructions are given, properly executed proxies will be voted “FOR” the election of each of the nominees named herein for director, “FOR” the amendment to our 2006 Stock Incentive Plan, “FOR” the authorization of the Board of Directors of the Company to amend our Certificate of Incorporation to effect a reverse stock-split and a proportionate reduction in the number of shares of our authorized common stock as described herein, and “FOR” the ratification of the selection of UHY LLP as our independent registered public accounting firm for the current fiscal year.

You may revoke your proxy at any time before it is voted on any matter by (1) giving written notice of such revocation to the Secretary of the Company at the address set forth below, (2) signing and duly delivering a proxy bearing a later date, or (3) attending our Annual Meeting and voting in person. Your attendance at our Annual Meeting will not, by itself, revoke your previously submitted proxy.  If you are not a record holder of your shares, you may only revoke your proxy in accordance with the instructions provided to you by your bank or brokerage firm.

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and we will reimburse them for their reasonable expenses.

Our management does not know of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named as proxies will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters, as seems to them to be in the best interest of the Company and its stockholders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all of the powers and authority of the proxies in accordance with their judgment.

Our principal executive offices are located at 446 Main Street, Worcester, Massachusetts 01608.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board is divided into three classes.  Following this annual meeting we expect there will be two Directors in Class I, two Directors in Class II and one Director in Class III.  Directors serve for three-year terms with one class of Director being elected by the Company’s stockholders at each Annual Meeting.

At the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Dr. Edward Libbey and Mr. John Wellard  for re-election.  Dr. Libbey is currently the chairman of the Board of Directors.  Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Dr. Libbey and Mr. Wellard as Directors. If elected, each nominee will serve until our 2011 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby may be voted for a substitute nominee designated by our Board or our Board may choose to reduce the number of directors serving on the Board.

Our Board of Directors recommends that stockholders vote “FOR” the election of each nominee as a director of World Energy Solutions, Inc.

INFORMATION AS TO DIRECTORS

Set forth below is the name and age of each member of our Board of Directors, including each nominee for director, his principal occupation for at least the past five years, the year each became a member of our Board of Directors and certain other information. The information is as of February 29, 2008.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since

Class II Directors: Term expires at 2008 Annual Meeting of Stockholders; Nominees for Re-election
Edward Libbey	61	From October 2006 to present, Dr. Libbey has been the owner and principal of Edward Libbey Consultants Limited, an energy and recruitment consulting firm. Prior to that, Dr. Libbey worked with KMC International (which is held by KMC Holdings, a human resources recruitment company) where he had been a consultant from April 2003 to July 2006, and prior thereto was a consultant with Preng & Associates from May 1999 to April 2003. Dr. Libbey also worked at British Petroleum for over 20 years in supply, logistics and oil trading. Dr. Libbey is currently the chairman of our Board of Directors.	1999

John Wellard	61	From March 1996 to April 2005, Mr. Wellard was employed with Union Gas Limited in various capacities, including as its President from May 2003 to December 2004. He also served Union Gas Limited at various times as a Senior Vice-President of Sales and Marketing & Business Development, Vice-President of Sales and Marketing, Senior Vice President of Asset Management and Vice President of Operations.	2006
Class III Director: Term expires at 2009 Annual Meeting of Stockholders
Richard Domaleski	38	Mr. Domaleski has served as our Chief Executive Officer since 1999 and as our President from 1999 to 2007. Mr. Domaleski is responsible for our strategic vision and sales execution. In 1996, Mr. Domaleski co-founded our predecessor business, Oceanside Energy, Inc., which was one of the first reverse auction businesses to take advantage of utility deregulation and one of the first aggregators to be granted a FERC tariff, and which became our wholly-owned subsidiary in 2000. Mr. Domaleski is the nephew of Mr. Wolfe.	1999

Class I Directors: Term expires at 2010 Annual Meeting of Stockholders
Thad Wolfe	65	Since February 2007, Mr. Wolfe has been President, Government / Air Force with the Thomas Group Inc., a professional services firm specializing in cultural change, process and strategic consulting. From 1999 to February 2007, Mr. Wolfe had been employed with SAIC in various capacities, most recently as Senior Vice President and Corporate Account Manager for the North American Aerospace Defense Command (NORAD) and United States Northern Command (USNORTHCOM). Mr. Wolfe is the uncle of Mr. Domaleski.	2007
Patrick Bischoff	39
Since the fall of 2007 to the present, Mr. Bischoff has been the Managing Director and founder of Luminor Ventures, Inc. a consulting and angel investment firm.  Since April 2001 to the present, Mr. Bischoff has been the Managing Director and founder of Spinnaker Ventures LLC, an investment company owned by a trust for the benefit of Mr. Bischoff’s children, which makes venture capital investments. Mr. Bischoff served as Managing Director, Electronic Products, for Crocodiles not Waterlillies LLC, a children’s media and entertainment company from August 2004 until December 2005 and currently is a member of the advisory board. From August 2002 to April 2003, he was a senior partner of Esotera Group Inc., a human capital consulting and research company. In April 1997, Mr. Bischoff co-founded Saba Software Inc. and held various positions with the company until September 2001.

			2004

DIRECTOR COMPENSATION

In 2007, members of our Board of Directors who were employees of World Energy or who were stockholders of the Company at the time of our initial public offering on November 16, 2006 received no compensation for their service as directors.  In 2007, each of our non-employee directors who were not stockholders of the Company at the time of our initial public offering were compensated for their service as directors as follows:

2007 ($)
Annual retainer	10,000
Regularly scheduled Board meetings attended in person	1,500
Regularly scheduled committee meetings attended in person	1,500

In 2008, each of our non-employee directors will be compensated for their service as directors as follows:

2008 ($)
Annual retainer	15,000
Regularly scheduled Board meetings attended in person	1,500
Regularly scheduled committee meetings attended in person	1,500

Directors do not receive any additional compensation for participation in meetings held by telephone conference call.  We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and for fees and reasonable out-of-pocket expenses for their attendance at director education seminars and programs they attend at the request of the Board.

The following table contains information on compensation earned by the non-employee members of our Board of Directors during the fiscal year ended December 31, 2007.

2007 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
John Wellard	19,000	—	—	—	19,000
Edward Libbey	—	—	—	—	—
Patrick Bischoff (4)	—	—	—	209,000	209,000
Nicholas Zaldastani	—	—	—	—	—
Thad Wolfe	10,500	—	—	—	10,500

(1)
Richard Domaleski, one of our directors, is also our Chief Executive Officer and a named executive officer. Mr. Domaleski does not receive any additional compensation as a director.  See “Summary Compensation Table” below for disclosure relating to his compensation.

(2)
There were no restricted stock awards granted to directors in 2007, and, with respect to stock awards, no dollar amounts were recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments, or FAS 123R.

(3)
There were no stock options granted to our non-employee directors during 2007, and with respect to stock options, no dollar amounts were recognized for financial statement reporting purposes under FAS 123R for the year ended December 31, 2007.  The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2007.  All of the stock options were fully vested prior to 2007.

Name	Stock Options (#)
Edward Libbey	300,000

(4)
The amount indicated for Mr. Bischoff under All Other Compensation consisted of consulting fees.  In January 2007, we entered into a revised Consulting Agreement with Mr. Bischoff, which provided that Mr. Bischoff would provide certain services related to strategic planning and receive certain compensation for those services through April 1, 2007.  This agreement was amended to extend these services through December 31, 2007.

CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of the highest ethical standards are important for us to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and continually works to improve them. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities on corporate governance and other public companies. We also review guidance and interpretations provided from time to time by the Securities and Exchange Commission, or the SEC, and under Canadian securities laws and consider changes to our corporate governance policies and practices in light of such guidance and interpretations.  Our shares are not listed on a U.S. exchange and therefore are not subject to certain corporate governance and disclosure requirements required of companies that are listed on a U.S. exchange.

Role of Our Board of Directors

Our Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects our chief executive officer who serves at the discretion of the Board.  The Board may appoint other executive officers from time to time as it deems appropriate.  There are no family relationships among any of our directors or officers except as noted above.

Members of our Board keep informed about our business through discussions with our chief executive officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings, by participating in meetings of the Board and its committees, and by making other inquiries as they consider appropriate from time to time. In addition, we hold periodic strategy sessions between members of senior management and the Board, during which members of the senior management team provide in-depth reviews of various aspects of our business operations and discuss our strategy with respect to such operations.

Our Board met nine times during 2007.  During 2007, each director attended at least 75% of the total number of meetings of the Board and all committees of the Board on which the director served.

Performance of Our Board

Our Board considers it important to continually evaluate and improve its effectiveness and that of its committees.  Our Board and each of its standing committees conduct annual self-evaluations. The Corporate Governance and Nominating Committee oversees our Board’s self-evaluation process.  The results of each committee’s annual self-evaluation are reported to the full Board.

Business Ethics and Compliance

We have adopted a Code of Business Conduct and Ethics applicable to all officers, employees and Board members. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of our website at www.worldenergy.com, and a print copy will be made available free of charge on written request to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which apply to our Chief Executive Officer, Chief Financial Officer or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Independence of Non-Employee Directors

Pursuant to Canadian securities laws, Canadian reporting issuers are required to have a majority of independent directors.  The Canadian securities laws generally provide that a director will not be independent unless such director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).   In addition, a director is not independent if (1) the director is, or has been within the last three years, employed by us, is, or an immediate family member is, or has been within the last three years, one of our executive officers, (2) the director, or a member of the director’s immediate family who is employed as an executive officer has received during any twelve-month period within the last three years more than C$75,000 (approx. US$75,000) in direct compensation from us other than director and committee fees and pension or other deferred compensation, (3) the director or an immediate family member is a current partner of a firm that is our internal or external auditor, the director is a current employee of such a firm, the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time, (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where one of our executive officers at the same time serves or served on the compensation committee of such company.  In addition, SEC rules require that a majority of our Board be independent as defined under the rules of a United States national securities exchange.  Accordingly, our Board has determined that a majority of its members are “independent” as that term is defined under the applicable NASDAQ rules.

Our Board has reviewed all relationships between World Energy and each non-employee director to determine compliance with the Canadian and United States securities laws described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence.  As part of its review of Mr. Bischoff’s independence, the Board considered the consulting arrangement between World Energy and Mr. Bischoff and determined it constituted a material relationship that could affect Mr. Bischoff’s independence.  Based on its review, the Board determined that Dr. Libbey, Mr. Wellard and Mr. Wolfe are independent directors.

Communications with the Board

Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties.  Communications should be in writing and addressed to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608 and marked to the attention of the Board or any of its committees, individual directors or non-management directors as a group. All correspondence will be forwarded to the intended recipient(s).

Annual Meeting Attendance

Directors are encouraged to attend our annual meetings of stockholders.

Committees of the Board

Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee is composed solely of directors determined by the Board to be independent under the applicable rules of the SEC and Canadian securities laws, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.  The Board has adopted a written charter for each standing committee.  You may find copies of the charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee in the “Investor Relations” section of our website at www.worldenergy.com, and print copies will be made available free of charge on written request to James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608. The Board also may appoint from time to time ad hoc committees to address specific matters.

Audit Committee.    The members of our Audit Committee are Messrs. Libbey, Wellard and Wolfe all of whom are independent.  Dr. Libbey is our audit committee financial expert. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities for oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee will, among other things, independently monitor our financial reporting process and internal control systems, review our financial statements to ensure their quality, integrity and compliance with accounting standards, ensure the adequacy of procedures related to such review and oversee the work of our external auditors.

Compensation Committee.    The members of our Compensation Committee are Messrs.  Libbey, Wellard and Wolfe.  The Compensation Committee is responsible for overseeing the discharge of the Board’s responsibilities related to compensation of our directors, executive officers and senior management. The Compensation Committee will, among other things, review the adequacy of compensation, review and approve corporate goals and objectives relevant to compensation and make recommendations regarding compensation of the Chief Executive Officer and our other directors and officers. The Compensation Committee will assess all aspects of compensation including salaries, bonuses, long-term incentive compensation and other performance based incentives, taking into account industry comparables to ensure that compensation is fair and reasonable.

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole, each corporate department and each executive.  Annual corporate goals are proposed by management and considered for approval by the Board of Directors at the end of each calendar year for the following year.  Annual department and individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year.  Department goals are proposed by each department head and approved by the Chief Executive Officer.  Senior executive goals are discussed with the Chief Executive Officer and considered for approval by the Compensation Committee.  Annual salary increases, annual bonuses, and any stock awards granted to our executives are tied to the achievement of these corporate, department and individual performance goals.  The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Corporate Governance and Nominating Committee.    The members of our Corporate Governance and Nominating Committee are Messrs.  Libbey, Wellard and Wolfe.  The Corporate Governance and Nominating Committee is responsible for assisting the Board in discharging its responsibilities related to corporate governance practices and the nomination of directors. The Corporate Governance and Nominating Committee will, among other things, develop our corporate governance practices, recommend procedures to assist the Board in functioning cohesively and effectively, supervise our securities compliance procedures and have the authority to engage outside advisors where necessary. This committee will also be responsible for recommending to the Board director nominees to be elected at stockholder meetings, taking into consideration the appropriate size of the Board, the competencies and skills required and whether each nominee can sufficiently fulfill his or her duties as a member of the Board.

The Corporate Governance and Nominating Committee will consider for nomination to the Board candidates recommended by stockholders.  Recommendations should be sent to the Corporate Governance and Nominating Committee, c/o James Parslow, Secretary, World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608.  The deadline for making recommendations of director nominees for possible inclusion in our proxy statement for our 2009 Annual Meeting of Shareholders is described below under “Stockholder Proposals.”  Recommendations must be in writing and must contain the information set forth in the Company’s By-Laws. The minimum qualifications and specific qualities and skills required for a nominee for director are that the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.  In addition to considering candidates suggested by stockholders, the Corporate Governance and Nominating Committee may consider potential candidates suggested by current directors, company officers, employees, third-party search firms and others.  The Corporate Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.  The Corporate Governance and Nominating Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an initial screening interview is appropriate.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 29, 2008, by:

•	each person or entity known by us to own beneficially more than 5% of either class of our common stock;

•	each of our directors and director nominees;

•	each of the executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the number of shares beneficially owned by each stockholder all shares over which such stockholder has sole or shared voting or investment power, and we have included all shares that the stockholder has the right to acquire within 60 days after February 29, 2008 through the exercise of stock options or any other right.  Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes of determining the equity and voting percentages for each stockholder, any shares that such stockholder has the right to acquire within 60 days after February 29, 2008 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of determining the percentages for any other stockholder.

Name of Beneficial Owner (1)	Number	Percentage of Shares Beneficially Owned (2)
Richard Domaleski / Roman Holdings Trust	19,145,000(3)	22.8%
Winslow Management Company LLC	8,566,900(4)	10.2%
Manulife Financial Corporation/Elliot & Page Limited	7,702,416(5)	9.2%
Royce & Associates	6,275,000(6)	7.5%
Philip Adams	2,500,000(7)	2.9%
Edward Libbey	1,898,448(8)	2.3%
Patrick Bischoff	924,339(9)	1.1%
James Parslow	168,750(10)	*
John Wellard	—	*
Thad Wolfe	—	*
All executive officers and directors (7 persons)	24,636,537(11)	28.9%

*	Represents less than 1%

(1)
The address of each stockholder in the table is c/o World Energy Solutions, Inc., 446 Main Street, Worcester, Massachusetts 01608, except that the address of Roman Holdings Trust is 2935 Barrymore Court, Orlando, FL 32835, Winslow Management Company LLC is 99 High Street, 12th Floor, Boston, MA 02110, Manulife Financial Corporation/Eliot & Page Limited is 200 Bloor Street, East, Toronto, Ontario, Canada M4W 1E5, and Royce & Associates is 1414 Avenue of the Americas, New York, NY 10019.

(2)
The number of shares and percentages has been determined as of February 29, 2008 in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. At that date, a total of 84,023,734 shares of common stock were issued and outstanding, which includes 1,528,500 shares of restricted stock that are outstanding and not yet vested.

(3)
Consists of 145,000 shares held in the name of Mr. Domaleski and 19,000,000 shares held by Dana Domaleski and David T. Bunker, as co-trustees of the Roman Holdings Trust, of which Mr. Domaleski is the principal beneficiary.  Mrs. Domaleski and Mr. Bunker, as co-trustees, share voting and investment power with respect to the shares held by the Roman Holdings Trust.  The trustees disclaim beneficial ownership of these shares.

(4)
The amount shown and the following information are based on a Monthly Alternative Report under National Instrument 62-103 filed with the Ontario Securities Commission on March 10, 2008 by Winslow Management Company, LLC.

(5)
The amount shown and the following information are based on a Schedule 13G/A filed with the SEC on January 25, 2008 by Manulife Financial Corporation and its indirect, wholly-owned subsidiary, Elliott & Page Limited.

(6)	The amount shown and the following information is based on a Schedule 13G/A filed with the SEC on February 6, 2008 by Royce & Associates, LLC.

(7)	Includes 850,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.

(8)
Includes 703,000 shares of common stock held in the name of Mr. Libbey’s wife, Dianne Libbey, 27,397 shares of common stock issuable upon the exercise of a warrant exercisable within 60 days of February 29, 2008 and 300,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of February 29, 2008.

(9)
Consists of shares held by Spinnaker Ventures LLC, of which Mr. Bischoff is the managing director and over which he holds voting and investment power.  Spinnaker Ventures LLC is owned by Bischoff Alaska LLC.  Mr. Bischoff’s children are the beneficiaries of the trust.  Mr. Bischoff disclaims beneficial ownership of these shares and is not a trustee of the Bischoff Alaska Irrevocable Trust and holds no voting or investment power.

(10)	Consists of 168,750 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 29, 2008.

(11)	Includes 1,346,147 shares of common stock issuable upon exercise of stock options and warrants exercisable within 60 days of February 29, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

At World Energy, integrity is one of our core values.  We believe in the power of open disclosure and know the only way to build and strengthen our reputation and company is through honesty and trust.  We seek to develop a highly-motivated and collaborative workforce holding ourselves to the highest standards of ethical behavior and transparency.  We welcome the opportunity to share this Compensation Discussion and Analysis (CD&A) with our shareholders.  The Compensation Committee of our Board of Directors oversees our executive compensation program.   In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers.

   Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

▪	attract, retain and motivate the best possible executive talent;

▪	ensure executive compensation is aligned with our corporate strategies and business objectives;

▪
promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

▪	align executives’ incentives with the creation of stockholder value.

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent.   In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals such as implementation of appropriate financing strategies, establishment and maintenance of key strategic relationships, growth of our customer base, as well as our financial and operational performance, as measured by metrics such as revenue, profitability and channel partner growth.  We also provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.  Given his significant stockholdings, we have not granted any options to our Chief Executive Officer. Our focus with our other executive officers has been to issue large stock option grants at their date of hire with vesting over several years as opposed to issuing new grants on a periodic basis.

We compete with many other companies for executive personnel.  Accordingly, the Compensation Committee generally targets base salary and annual cash incentive bonuses for executives consistent with similarly situated executives of the companies in the peer group.  Variations to this general target may occur as dictated by the experience level of the individual and market factors.  Although 2007 base salaries for our Chief Executive Officer and Chief Operating Officer remained the same for 2007 as in 2006, our Human Resources department provided our Compensation Committee with compensation survey data from peer companies, as identified below.  This data assists the Compensation Committee in defining annual base and cash incentive targets going forward.

   Process for Executive Compensation Determination

The Compensation Committee is responsible for developing and administering the compensation program for executive officers and other key employees.  All Compensation Committee recommendations are submitted to the full Board (excluding the CEO) for final vote and approval.

The CEO, with the assistance of our Human Resources department, makes annual recommendations to the Compensation Committee regarding the salaries, cash incentive payments and equity grants for key employees, including all executive officers with the exception of the CEO whose salary is determined by the committee.

•	Salary increase recommendations are made after a compilation and review of executive compensation survey data and an evaluation of individual performance over the prior year.
•	Annual cash incentive payments are primarily determined by our financial performance and individual objectives as defined below.

Our typical process for evaluating executive compensation consists of the Compensation Committee being provided with comprehensive information and data on the elements of executive pay for officers and other key employees from peer companies as noted below.  The Compensation Committee uses its judgment supported by facts and documentation in making compensation decisions that support our philosophy and objectives.  The Compensation Committee reviewed publicly available compensation data from alternative energy companies and comparable northeast-based public companies with revenue under $500 million.  For fiscal year 2008, these companies included:

Peer Company	2006 Annual Revenue
Kadant	$342mm
Moldflow	$56mm
Zoran	$100mm
Comverge	$41mm
Enernoc	$26mm

   Components of our Executive Compensation Program

The primary elements of our executive compensation program contain some or all of the following:

▪	base salary;

▪	annual cash incentive bonuses;

▪	stock option or restricted stock awards;

▪	insurance, retirement and other employee benefits; and

▪	in some cases, severance.

We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation.  Instead, in the event we institute long- and short-term compensation targets, the Compensation Committee will determine subjectively what it believes to be the appropriate level and mix of the various compensation components.  The Compensation Committee will utilize peer company data, where available, to assist its efforts to determine such compensation structure.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives.  When establishing base salaries for 2007, the Compensation Committee considered a variety of factors, including the seniority of the individual, the level of the individual’s responsibility, the individual’s unique skills, the base salary of the individual at his or her prior employment, if applicable, and the available market of other people with sufficient skills, experience and abilities.  Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies.   In the case of Philip Adams and James Parslow, the minimum base salary is mandated by our employment agreements or offer letters with those executives.

Base salaries are reviewed at least annually by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels of our executive officers after taking into account individual responsibilities, performance and experience.  In 2007, we did not increase the base salaries for our Chief Executive Officer or President and Chief Operating Officer.  We did increase our Chief Financial Officer’s salary in 2007. Although base salaries in 2007 remained in the lowest quartile of peer salary range data, the Compensation Committee and our Chief Executive Officer and Chief Operating Officer were willing to forego base salary increases as they strove to build our internal infrastructure and sales team.

Our Human Resources department uses executive compensation survey data to gauge the market competitiveness of our senior executives’ salaries.  Recommendations for consideration are made by the CEO and presented to the Compensation Committee and full Board for approval.  For fiscal 2008, we compared our compensation data to that of our peers using publicly available survey data provided by independent parties including:

•	The Survey Group 2007 Executive Compensation Survey, a comprehensive survey reporting on New England based companies’ executive compensation data.
•	Mercer Benchmark Database 2007 Executive Survey Data, a national survey reporting on companies with less than $500 million in revenue.
•	Economic Research Institute, Inc., a regional survey reporting on companies in the northeast region.

All three surveys provided comprehensive data on executive compensation for our three executive officers.  We also selected and reviewed publicly available data from alternative energy companies and other local public companies with revenue under $500 million. These companies include Enernoc, Inc., Comverge, Kadant, Inc., Moldflow Corporation, and Zoran Corporation.

Annual Cash Incentive Bonus

We have an annual cash incentive bonus plan for our executives.  The annual cash incentive bonuses are intended to compensate for the achievement of both company strategic, operational and financial goals and individual performance objectives.  Amounts payable under the annual cash incentive bonus plan are fixed dollar targets, with higher ranked executives typically being compensated at a higher dollar value.  The corporate targets and the individual objectives are given roughly equal weight in the bonus analysis. The corporate targets generally conform to the business plan approved by the Board relating to revenue, the attainment of third party financing, if any, and the recruitment and retention of key individuals of the management team.  Individual objectives are tied to the particular area of expertise of the employee and their performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort.   The Compensation Committee approves the company and individual performance goals for each executive, the weighting of various goals for each executive and the determination of potential bonus amounts based on achievement of those goals.

The Compensation Committee works with the Chief Executive Officer to develop corporate and individual goals that they believe can be reasonably achieved over the next year.  To date, these have been task specific goals aligned with the Company’s business plan.  We expect to continue to tie our executive bonuses to successful completion of our strategic initiatives including the completion of additional acquisitions, expansion of wholesale and environmental markets business units, development of demand generation programs, and securing strategic sales opportunities.  The committee anticipates that this model will evolve as the Company gains critical mass and returns to profitability.

For fiscal year 2007, bonus target parameters and the percentage of completion of those parameters for our executive team were defined as follows:

2007 Corporate and Individual Bonus Targets	CEO	COO	CFO
Increase Company Exposure to Investment Community	100%	100%	100%
Increase Revenue Within Target Range	100%	100%	n/a
Completion of Acquisition	100%	100%	100%
Growth of Sales Force	100%	100%	n/a
Expansion of Wholesale and Green Business	100%	100%	n/a
Successful Execution of Internal/External Reporting	n/a	n/a	100%

Cash incentive bonus participants are eligible for bonus payments ranging from 0% to 150% of their targets.  The target bonus awards for 2007 for the named executive officers were: $100,000, $100,000 and $75,000, for Messrs. Domaleski, Adams and Parslow, respectively.  Based upon an analysis by our Compensation Committee of the completion of the above bonus target parameters for our three executive officers, and following a recommendation by our Chief Executive Officer with respect to our President and Chief Operating Officer and Chief Financial Officer, the Compensation Committee recommended and the Board approved the following 2007 bonus payments. Mr. Domaleski was awarded 125% of his target bonus in 2007, Mr. Adams attained 100% of his 2007 target bonus and Mr. Parslow received approximately 115% of his 2007 target bonus based upon successful completion of defined goals for 2007 which are stated in the above chart.

Equity Award

Our equity award program is the primary vehicle for offering long-term incentives to our President & Chief Operating Officer and Chief Financial Officer.  We believe that equity grants provide these executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders.  In addition, the vesting feature of our equity grants are intended to further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period.

In determining the size of equity grants to our executives, our Compensation Committee considers comparable share ownership of executives in our compensation peer group, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of the Chief Executive Officer.

 We have typically made initial equity awards to new executives in the form of stock options.  In 2007, we made an annual equity grant to our CFO as part of his overall compensation program.  The Chief Executive Officer recommended and the Board approved a 2007 grant of 150,000 options to Mr. Parslow in an effort to align his total compensation package, specifically the equity component, with that of peer group CFOs and our Executive Officers.  This grant and all grants of options or restricted stock to our executives are initially approved by the Compensation Committee and further approved by the entire Board.

The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives.  We intend that the annual aggregate value of these awards will be set near median levels for companies in our compensation peer group.  Typically, any new stock we grant to our executives vest at a rate of 25% per year over the first four years of the seven-year option term.  Vesting ceases upon termination of employment.  Exercise rights cease shortly after termination of employment except in the case of death or disability.

We do not currently have a policy to grant awards annually to our executive team, although the Compensation Committee and Board may adopt such a policy in the future.  We set the exercise price of all stock options to equal the greater of the current day’s closing price of our common stock on the Toronto Stock Exchange or the weighted average closing price of our stock over the five previous trading days as required by applicable Canadian law.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including medical and dental insurance, life and disability insurance and a 401(k) plan.   Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.   The 401(k) Plan has a Company contribution provision, which is subject to the Board’s discretion.  To date, no Company contributions have been made to the Plan.  The below table sets forth our general benefit package.

Benefit or Perquisite	All Full-Time Employee	Named Executive Officers
Health Insurance	✓	✓
Life Insurance	✓	✓
Long-Term Disability	✓	✓
Paid Time-Off	✓	✓
Retirement Savings Plan	✓	✓
Short-Term Disability	✓	✓

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with certain of the named executive officers certain material terms of which are summarized below.

Pursuant to a letter of offer for employment with Mr. Adams, effective as of October 1, 2003, Mr. Adams is to be paid a monthly base salary, subject to adjustments from time to time, and is eligible to participate in all bonus and benefit programs including the stock option plan. Mr. Adams was also granted incentive stock options exercisable to purchase 1,250,000 shares of common stock. In the event that Mr. Adams’ employment is terminated by us for reasons other than for cause, he is entitled to receive a severance package of six months salary at his then current rate of pay. Based on Mr. Adams’ current annual salary of $235,000, this severance would exceed $100,000. Mr. Adams has also entered into a non-competition and non-solicitation agreement with us, the terms of which are summarized below.

Pursuant to a letter of offer for employment with Mr. Parslow effective May 15, 2006, Mr. Parslow is to be paid a monthly base salary, and is eligible to participate in all bonus and benefit programs. Upon hire, Mr. Parslow was also granted incentive and non-statutory stock options exercisable to purchase up to 450,000 shares of common stock. Mr. Parslow has also entered into a non-competition and non-solicitation agreement, the terms of which are summarized below.

The non-competition and non-solicitation agreement for each of Messrs. Adams and Parslow provides that for a period of one year following the termination or cessation of employment with us, the employee will not (i) engage in a business that competes with our business; (ii) directly or indirectly solicit any of our employees; or (iii) directly or indirectly solicit, hire or engage as an independent contractor any person who was employed by us during the employee’s term of employment with us.

We do not currently have an employment agreement with our CEO. The CEO’s compensation is determined by the Compensation Committee of the Board which considers a variety of factors described in the Compensation Discussion and Analysis section above. We believe that the CEO’s significant shareholdings align the interests of the CEO with those of the company as a whole.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid in any taxable year to our chief executive officer and certain other highly compensated executive officers.  However, certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.  The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of World Energy and its stockholders after taking into consideration changing business conditions and the performance of its employees.  The Compensation Committee expects that the majority of compensation paid to our executive officers will be tax deductible to us.

EXECUTIVE OFFICERS

The following table sets forth, as of December 31, 2007, the names, ages, positions held with us and principal occupations and business experience for at least the last five years of our executive officers.

Name	Age	Position with the Company	Principal Occupation

Richard Domaleski	38	Director and Chief Executive Officer	Chief Executive Officer of the Company

Philip Adams	49	President and Chief Operating Officer	President and Chief Operating Officer of the Company

James Parslow	42	Chief Financial Officer, Treasurer and Secretary	Chief Financial Officer, Treasurer and Secretary of the Company

Richard Domaleski.  (Please see “Information as to Directors”).

Philip Adams.  Mr. Adams has served as our President since October 2007 and Chief Operating Officer since October 2003, and oversees our corporate strategy, operations, marketing, direct and channel sales, finance, IT, and human resources functions. Prior to joining us, from September 2001 to October 2003, Mr. Adams was a principal of Go2 Market Momentum, LLC, a consulting firm to emerging companies. Prior to that, Mr. Adams was a senior executive at software and internet companies including Exchange Applications, Inc., Pegasystems, Inc., Corporate Software, Inc., Rowe Communications, Inc., and PC Connection, Inc. Mr. Adams also worked as a strategy consultant at Corporate Decisions, Inc., a company subsequently acquired by Mercer Consulting Inc.

James Parslow.  Mr. Parslow joined us in May 2006 and serves as our Chief Financial Officer, Treasurer and Secretary. Mr. Parslow is a Certified Public Accountant in Massachusetts with over 20 years experience serving private and public companies in the alternative energy, biomedical products and services, online auction services and high technology manufacturing industries. Since April 2004 until joining us in 2006, Mr. Parslow was the Chief Financial Officer and Treasurer for Spire Corporation. Prior to joining Spire, Mr. Parslow was an independent financial consultant from January 2003 to March 2004. Prior to that, Mr. Parslow served as a senior financial officer at high technology, alternative energy, manufacturing and internet companies, including Fairmarket, Inc. (now Dynabazaar, Inc.) and two former public subsidiaries of Thermo Electron Corporation: Thermo Power Corporation and Thermo Ecotek Corporation.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation earned for the fiscal year ended December 31, 2007 of the individuals who served as our principal executive officer and principal financial officer in 2007 and our only other executive officer during the fiscal year ended December 31, 2007.  Such persons are referred to as our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Richard Domaleski Chief Executive Officer	2007 2006	$212,500 212,704	$125,000 75,000	— —	— —	$337,500 287,704

Philip Adams President and Chief Operating Officer	2007 2006	212,500 212,704	100,000 75,000	— —	— —	312,500 287,704

James Parslow Chief Financial Officer	2007 2006	175,000 95,395(2)	85,000 55,000	56,266 18,296	— —	316,266 168,691

(1)
The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123R.  A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the SEC on March 13, 2008.

(2)	Mr. Parslow joined us as our Chief Financial Officer during 2006. His annualized base salary was $150,000.

  Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2007 to the named executive officers.

2007 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)

Richard Domaleski	—	—	—	—

James Parslow	5/17/07	150,000 (2)	1.34	92,511

Philip Adams	—	—	—	—

(1)	The amounts shown in this column represent the grant date fair value of each option award as determined in accordance with FAS 123R.

(2)
Granted under the 2006 Stock Option Plan. The options vest as to one-fourth of the total on the first anniversary of the grant date and vest quarterly thereafter over the next 3 years. The options are subject to Mr. Parslow’s continued employment and terminate 7 years after the grant date. All options were granted at the fair market value on the date of grant as determined pursuant to the terms of the 2006 Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by the named executive officers as of December 31, 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Richard Domaleski	—	—	—	—	—

James Parslow	07/31/06 05/17/07	140,625 —	309,375 (1) 150,000 (1)	$0.95 $1.34	7/31/13 5/17/14

Philip Adams	10/01/03	850,000	—	$0.025	10/1/10

(1)	The options vest as to one-fourth of the total on the first anniversary of the grant date and vest quarterly thereafter over the next 3 years.

Option Exercises and Stock Vested

The following table shows amounts received by the named executive officers upon exercise of stock options and vesting of restricted stock and restricted stock units during 2007.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard Domaleski	—	—	—	—
James Parslow	—	—	—	—
Philip Adams	—	—	—	—

Compensation Committee Interlocks and Insider Participation

During 2007, none of the directors who served as members of the Compensation Committee was an executive officer or employee of the Company during the time that he served on the Compensation Committee.

None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management.  Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2008 Annual Meeting of Stockholders.

The Compensation Committee
Thad Wolfe, Chairman
Edward Libbey
John Wellard

Audit Committee Report

The Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2007 with our management.  The Audit Committee also reviewed and discussed our audited consolidated financial statements and the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380) with UHY LLP, our independent registered public accounting firm. The Audit Committee received from UHY LLP the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with UHY LLP the matters disclosed in this letter and their independence.   The Audit Committee also considered whether UHY LLP’s provision of other, non-audit related services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee
John Wellard, Chairman
Thad Wolfe
Edward Libbey

Policies and Procedures for Related Person Transactions

Any transaction, arrangement or relationship in which World Energy is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest is subject to review and approval by the Audit Committee of our Board.

Such review and approval will, whenever practicable, occur prior to entry into the transaction.  A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction.  The committee may approve or ratify a transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with the best interests of World Energy.  The committee may impose any conditions on the related person transaction that it deems appropriate.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2007, concerning securities authorized for issuance under all of our equity compensation plans:
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights(3)	(c) Number of securities remaining available for future issuance (excluding securities in Column (a))
Equity compensation plans approved by security holders	6,703,029	(2)	$0.65	349,661
Equity compensation plans not approved by security holders	1,150,000	(1)	0.92	—
Total	7,853,029		$0.69	349,661	(4)(5)

(1)  Consists of warrants to purchase 1,150,000 shares of our common stock issued to underwriters in connection with our initial public offering of common stock.
(2)  Represents shares of common stock issuable on exercise of options under the following equity compensation plans: 2003 Stock Incentive Plan and the 2006 Stock Incentive Plan.  4,163,029 shares of common stock (approximately 5.0% of the total issued and outstanding common stock) relate to options under the 2003 Stock Incentive Plan.  2,540,000 shares of common stock (approximately 3.0% of the total issued and outstanding common stock) relate to options under the 2006 Stock Incentive Plan.
(3) This column reflects the weighted average exercise price of outstanding options and compensatory warrants.
(4) There are no shares available for grant under the 2003 Stock Incentive Plan.
(5) Our 2006 Stock Incentive Plan also provides for the issuance of restricted stock and other stock-based awards.

PROPOSAL 2
TO AMEND OUR 2006 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK COVERED BY THE PLAN BY 4,000,000 SHARES FROM 4,738,161 TO 8,738,161

On March 4, 2008, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment to our 2006 Stock Incentive Plan, or the 2006 Plan, increasing the number of shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) that may be issued pursuant to awards granted under the 2006 Plan by 4,000,000 from 4,738,161 (approximately 5.6% of the currently issued and outstanding common stock of the Company) to 8,738,161 (approximately 10.4% of the currently issued and outstanding common stock of the Company).  If the reverse stock split described in Proposal 3 below is approved and then effected, this number will adjust in accordance therewith.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

Accordingly, the Board of Directors believes the amendment to the 2006 Plan is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” the amendment to the 2006 Plan in the form attached hereto as Appendix A to increase the number of shares of common stock  issuable thereunder by 4,000,000 (on a pre-reverse stock split basis).

Description of the 2006 Plan

The following is a brief summary of the 2006 Plan and is qualified in its entirety by the text of the Plan set forth in Appendix A hereto.

Types of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, non-statutory stock options, restricted stock, and other stock unit awards as described below (and collectively referred to herein as Awards).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant.  The exercise price shall not be less than the volume weighted average trading price of the shares of common stock of the Company on the Toronto Stock Exchange or another stock exchange on which the majority of the trading volume and value of such shares occurs for the five trading days immediately preceding the date on which the option is granted.  Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company).  The 2006 Plan permits the following forms of payment of the exercise price of options:  (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, delivery to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means of payment, or (v) any combination of these forms of payment.

Restricted Stock Awards.  Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock Unit Awards.  Under the 2006 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including entitling recipients to receive shares of Common Stock to be delivered in the future.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order.  During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2006 Plan.  For purposes of the 2006 Plan, “Company” includes any of World Energy’s present or future parent or subsidiary corporations and any other business venture in which World Energy has a significant interest as determined by the Board. Under present law, however, incentive stock options may only be granted to employees of World Energy and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 750,000 shares per calendar year.

Also, the number of Shares issuable to officers, directors and other insiders (as defined under applicable exchange rules), as a group, under all of our equity compensation arrangements may not exceed 10% of the outstanding shares of our common stock as at the date of grant of any award to such a person.  Further, the number of shares of our common stock issued to all officers, directors and other insiders, as a group, within any one-year period under all of our equity compensation arrangements may not exceed 10% of the outstanding shares of our common stock as at the date of grant of any award to such a person.

Plan Benefits

As of February 29, 2008, approximately 68 persons were eligible to receive Awards under the 2006 Plan, including the Company’s three executive officers and four non-employee directors.  The granting of Awards under the 2006 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On  February 29, 2008, the last reported sales price of the Company’s Common Stock on the Toronto Stock Exchange was $0.77.

Administration

The 2006 Plan is administered by the Board of Directors.  The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan.  Pursuant to the terms of the 2006 Plan, the Board of Directors may delegate authority under the 2006 Plan to one or more committees or subcommittees of the Board of Directors or to one or more officers of the Company.

Subject to any applicable limitations contained in the 2006 Plan, the Board of Directors, the Compensation Committee, or any officer or other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any option, restricted stock award or other stock unit Award and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.  The 2006 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction, or (c) any liquidation or dissolution of the Company.  In connection with a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board of Directors determines:  (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (referred to as the Acquisition Price), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Provisions for Subplans

The Board of Directors may establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of various jurisdictions with respect to tax or securities matters.

Amendment or Termination

No Award may be made under the 2006 Plan after August 24, 2016, but Awards previously granted may extend beyond that date.  The Board of Directors may at any time amend, suspend or terminate the 2006 Plan.  Without limiting the foregoing, the Board of Directors may make the following amendments to the Plan only upon receiving both stockholder and regulatory approval:

▪	any amendment to the number of shares issuable under the 2006 Plan, including an increase to a fixed maximum number of Shares;

▪	any change to the price at which an Award becomes exercisable;

▪	any change to the definition of “participant” which would have the potential of broadening or increasing insider participation;

▪	the addition of any form of financial assistance; and

▪	any amendment to a financial assistance provision which is more favorable to participants.

Without limiting the foregoing, the Board of Directors may, without stockholder approval (provided such approval is not required by any applicable laws or regulations) and subject only to receipt of any requisite regulatory approval, in its sole discretion, make all other amendments to the 2006 Plan that are not of the type contemplated above, including, without limitation:

▪	amendments of a housekeeping nature; and

▪	a discontinuance of the Plan.

The Board of Directors determines the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or its legal representative, conservator, guardian or beneficiary, may exercise rights under the Award.

If stockholders do not approve the amendment to the 2006 Plan, the amendment will not go into effect, and the number of shares of Common Stock available under the 2006 Plan will remain unchanged.  In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

United States Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan.  This summary is based on the federal tax laws in effect as of the date of this proxy statement.  In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.  The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A.  Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option.  Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50%-or-more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option.  If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.”  The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price).  The type of income will depend on when the participant sells the stock.  If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain.  If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain.  This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.  If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss.  This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option.  A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price.  Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised.  This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant.  If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant.  If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any.  When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date.  Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock Unit Awards

The tax consequences associated with any other stock unit Award granted under the 2006 Plan will vary depending on the specific terms of such Award.  Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income.  Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3
TO CONSIDER AND APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION WHICH WOULD EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK IN ANY ONE OF THE FOLLOWING RATIOS: ONE−FOR−TWO, ONE−FOR−THREE, ONE−FOR−FOUR, ONE−FOR−FIVE, ONE−FOR−SIX, ONE−FOR−SEVEN, ONE−FOR−EIGHT, ONE−FOR−NINE, AND ONE−FOR−TEN, AT ANY TIME PRIOR TO MAY 21, 2009, AND A PROPORTIONATE REDUCTION IN THE NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER OUR CERTIFICATE OF INCORPORATION, WITH THE EXACT RATIO AND THE DECISION OF WHETHER AND WHEN TO EFFECT THE REVERSE STOCK SPLIT AND AMENDMENT TO BE AT THE DISCRETION OF THE BOARD OF DIRECTORS.

General

Our Board of Directors has declared advisable and approved, and is hereby soliciting stockholder approval of, an amendment to our Certificate of Incorporation, or the Amendment, to effect a reverse stock split in any one of the following ratios:  one-for-two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, and one-for-ten, and a proportionate reduction in the number of shares of our common stock authorized for issuance under our Certificate of Incorporation, substantially in the form set forth in Appendix B to this proxy statement if and when determined by the Board of Directors prior to May 21, 2009. A vote “FOR” Proposal 3 will constitute approval of this Amendment, which provides for the combination of any whole number of shares of common stock between and including two and ten into one share of common stock and a proportionate reduction in the number of shares of our authorized common stock, and will grant our Board of Directors the authority to select which, if any, of the approved exchange ratios within that range will be implemented. If the stockholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the Amendment with the Delaware Secretary of State at any time after the approval of the Amendment.  If the Amendment has not been filed with the Delaware Secretary of State by the close of business on or before May 21, 2009, our Board of Directors will abandon the Amendment constituting the reverse stock split. If the reverse stock split is implemented, the Amendment would not change the par value of a share of common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder held immediately after to the reverse stock split.

We believe that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides us with maximum flexibility to achieve the purposes of the reverse stock split described below. If the stockholders vote to approve Proposal 3, the reserve stock split will be effected, if at all, only upon a determination by our Board of Directors that the reverse stock split is in our and the stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, our Board of Directors will set the time for such a split and select a specific ratio within the range. These determinations will be made by our Board of Directors with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.

Our Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Background and Purpose of the Reverse Stock Split

Our common stock currently trades on the Toronto Stock Exchange. In the future, we may choose to list our common stock on a U.S. stock exchange either in connection with, or independent of, the filing of a registration statement with the Securities and Exchange Commission relating to an underwritten public offering of our common stock.  Such exchanges typically require, among other things, as a condition to listing a company’s common stock, a minimum market price, which is currently $4.00 or $5.00 per share on NASDAQ, depending on which market the shares are listed. As of February 29, 2008, our current market price is approximately $0.77.

The purpose of the reverse stock split is to decrease the number of shares of our common stock and presumably increase the per share trading value of our common stock above the required minimal level to list on a U.S. stock exchange. Our Board of Directors intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock, and only if the implementation of a reverse stock split is determined by our Board of Directors to be in our and our stockholders best interest. Our Board of Directors may exercise its discretion not to implement a reverse stock split.

Although there can be no assurance that the price of our common stock after the reverse stock split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposal is also intended to establish a price level for our common stock that will broaden institutional investor interest and thereby improve liquidity.

Certain Risk Factors Associated with the Reverse Stock Split

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While our Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for our common stock or result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•
There can be no assurance that the market price per new share of our common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on February 29, 2008 of $0.77 per share, if the reverse stock split was implemented and approved for a reverse stock split ratio of l-for-10, there can be no assurance that the post-split market price of our common stock would be $7.70 or greater. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•
If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Impact of the Proposed Reverse Stock Split if Implemented

If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the reverse stock split would result in any holder of our common stock receiving cash in lieu of fractional shares. As described below, holders of our common stock otherwise entitled to fractional shares as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are concurrently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). The reverse stock split will have no effect on the par value of the common stock.

The principal effects of the reverse stock split would be that:

•
each two to ten shares (depending on the ratio for the reverse stock split selected by our Board of Directors) of our common stock owned by a stockholder would be combined into one new share of common stock as illustrated in the below table;

•	the number of shares of common stock issued and outstanding would be reduced depending upon the reverse stock split ratio selected by our Board of Directors as illustrated in the below table;

•
the number of shares of common stock authorized to be issued would be proportionately reduced based on the reverse stock split ratio selected by our Board of Directors as illustrated in the below table;

•
based upon the reverse stock split ratio selected by our Board of Directors, proportionate adjustments would be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options, warrants and restricted stock awards entitling the holders to purchase shares of common stock, which would result in approximately the same aggregate price being required to be paid for such options and restricted stock units upon exercise immediately preceding the reverse stock split; and

•	the number of shares reserved for issuance under our existing stock option plans would be reduced proportionately based upon the reverse stock split ratio selected by our Board of Directors.

The following table summarizes the effect on our authorized and outstanding common stock following each of the proposed reverse stock splits that the Board of Directors may determine in its discretion (based on the shares of common stock outstanding at February 29, 2008 including 1,528,500 shares of outstanding restricted stock that are not vested).  The reverse stock split will not affect the authorized shares of preferred stock.

Reverse Stock Split Ratio	Authorized Common Stock	Outstanding Common Stock (approximate)
Pre-Split	150,000,000	84,023,734
1-for-2	75,000,000	42,011,867
1-for-3	50,000,000	28,007,911
1-for-4	37,500,000	21,005,934
1-for-5	30,000,000	16,804,747
1-for-6	25,000,000	14,003,956
1-for-7	21,428,571	12,003,391
1-for-8	18,750,000	10,502,967
1-for-9	16,666,667	9,335,970
1-for-10	15,000,000	8,402,373

In addition, if approved and implemented, the reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are substantially outweighed by the benefits of the reverse stock split.

Effective Date

The proposed reverse stock split of our common stock would become effective as of 5:00 p.m., Eastern Time, on the date of filing the Amendment with the office of the Delaware Secretary of State, such date being referred to as the Effective Date.  Except as explained below with respect to fractional shares, on such date, shares of common stock issued and outstanding immediately prior thereto would be combined, automatically and without any action on the part of the stockholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our Board of Directors.

The text of the Amendment to effect the reverse stock split, if implemented by the Board of Directors, would be in substantially the form attached hereto as Appendix B; provided, however, that the text of the form of Amendment attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including without limitation the insertion of the effective time, the applicable reverse stock split ratio determined by the Board of Directors, and the related proportionately reduced number of shares of authorized common stock.

After the Effective Date, our common stock would have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older identification numbers will need to be exchanged for stock certificates with the new numbers by following the procedures described below.

After the Effective Date, we would continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock would continue to be reported on the Toronto Stock Exchange under the symbol “XWE”.  If we were to also list our common stock on a U.S. stock exchange, a new trading symbol may be designated.

Board of Directors Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it would be effected, if at all, only upon a determination by our Board of Directors that a reverse stock split (at a ratio determined by our Board of Directors as described above) is in our and our stockholders best interests. The Board of Directors’ determination as to whether the reverse stock split would be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions, and the likely effect on the market price of our common stock.

Authorized Shares

Upon the effectiveness of the reverse stock split, the number of authorized shares of our common stock would proportionately decrease based on the reverse stock split ratio selected by the Board of Directors.  Under the Certificate of Incorporation, we currently have the authority to issue 155,000,000 shares of capital stock, of which 150,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock.  As of February 29, 2008 we have 84,023,734 shares of common stock issued and outstanding (including 1,528,500 shares of outstanding restricted stock that are not vested) and do not have any other class of stock outstanding.  The Board of Directors believes that a decrease in the number of authorized shares of common stock could reduce the amount of franchise taxes that the Company is required to pay annually to the State of Delaware.  Furthermore, the Board of Directors believes that a reduction in the number of shares of common stock authorized for issuance at the same ratio determined by the Board of Directors with regard to the reverse stock split will leave a sufficient number of authorized shares of common stock to maintain the requisite amount of flexibility required by the Company’s ongoing activities.

Fractional Shares

Stockholders would not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, our transfer agent, Computershare Trust Company, Inc., would aggregate all fractional shares and arrange for them to be sold as soon as practicable after the Effective Date at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that our transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing the sale, stockholders would receive a cash payment from our transfer agent in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. No transaction costs would be assessed on the sale. However, the proceeds may be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the Effective Date and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, a stockholder will have no further interest in us with respect to their cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

If a stockholder does not hold sufficient shares of our common stock to receive at least one share in the reverse stock split and wants to continue to hold our common stock after the reverse stock split, a stockholder may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date:

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purchase a sufficient number of shares of our common stock so that the stockholder holds at least an amount of shares of common stock in their account prior to the reverse stock split that would entitle the stockholder to receive at least one share of our common stock on a post-reverse stock split basis; or

•
if applicable, consolidate the stockholder’s accounts so that the stockholder holds at least an amount of shares of common stock in one account prior to the reverse stock split that would entitle the stockholder to receive at least one share of common stock on a post-reverse stock split basis. Shares held in registered form (that is, by the stockholder in the stockholder’s name in our stock records maintained by our transfer agent) and shares held in “street name” (that is, shares held by a stockholder through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Stockholders of our common stock should be aware that, under the escheat laws of the various jurisdictions where a stockholder resides, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction. Thereafter holders of our common stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Beneficial Holders of common stock (i.e. stockholders who hold in “street name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders of common stock (i.e. stockholders that are registered on our transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Date. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Date of the reverse stock split and the date payment is received.

Effect on Certificated Shares

Stockholders holding shares of our common stock in certificate form will be sent a transmittal letter by Computershare Trust Company, Inc. as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of our common stock, or the Old Certificates, to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock, or the New Certificates. No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. The New Certificate(s) will be a different color then the Old Certificates.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares”.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the Effective Date of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per-share net income or loss will be higher because there will be fewer shares of common stock outstanding.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split. This summary is included for general information only. Further, it does not address any state, local or non-U.S. income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign persons or entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation, partnership or other entity taxed as a corporation or partnership for United States federal income tax purposes that was created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decision of the trust.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split.

Following the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received), the tax basis will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of common stock by a United States holder of common stock will result in a taxable gain or loss to such holder for U.S. federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his, her or its own tax advisor with respect to all of the potential tax consequences to such stockholder or her of the reverse stock split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Board unanimously recommends a vote “FOR” the proposal to authorize an amendment to our Certificate of Incorporation which would effect a reverse stock split of our common stock in any one of the following ratios: one−for−two, one−for−three, one−for−four, one−for−five, one−for−six, one−for−seven, one−for−eight, one−for−nine, and one−for−ten, at any time prior to May 21, 2009, and a proportionate reduction in the number of shares of our common stock authorized for issuance under our Certificate of Incorporation, with the exact ratio and the decision of whether and when to effect the reverse stock split and the amendment to be at the discretion of the Board of Directors.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although Delaware law does not require that the selection by the Audit Committee of our independent registered public accounting firm be approved each year by the stockholders, the members of the Audit Committee and the other members of the Board believe it is appropriate to submit the selection of the independent registered public accounting firm to the stockholders for their ratification. The Audit Committee and the Board recommend that the stockholders ratify the selection of UHY LLP (“UHY”) as our independent registered public accounting firm for 2008. If the stockholders do not ratify the selection of UHY, the Audit Committee will reconsider its selection.

We expect that representatives of UHY will be present at the annual meeting.  They will be given the opportunity to make a statement if they desire to do so and will also be available to respond to questions from stockholders.

During 2007, UHY provided various audit, audit-related and tax services to us.  The Audit Committee has adopted policies and procedures which require the Audit Committee to pre-approve all audit and non-audit services performed by UHY in order to assure that the provision of such services does not impair UHY’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service we obtain from UHY.

The aggregate fees incurred for professional services by UHY in 2006 and 2007 for audit, audit-related, tax and non-audit services were:

Type of Fees	2006	2007

Audit Fees:	$447,503	$342,749
Audit-Related Fees:	—	31,950
Tax Fees:	20,000	27,000
All Other Fees:	—	—
Total:	$467,503	$401,699

Audit fees include fees we paid UHY for professional services for the audit of our annual financial statements and audit of the effectiveness of our internal controls over financial reporting included in our annual report on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters and consents.  Audit fees for 2007 include all costs associated with our acquisition of EnergyGateway LLC, including audited financial statements for regulatory requirements.  Audit fees for 2006 include all costs associated with our initial public offering, including the audits related to our 2003 and 2004 fiscal year ends and reviews associated with the six-month periods ended June 30, 2006 and 2005.  Audit related fees include services rendered for accounting and tax consultation. Tax fees include fees for tax compliance and tax advice. There were no other professional services rendered by UHY in 2006 or 2007.

The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm.  Through and as of March 13, 2008, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services.  UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY.  UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Holders of voting rights sufficient to ratify the selection of UHY as our independent registered public accounting firm have indicated to us an intention to vote in favor of this proposal.

The Audit Committee and the Board of Directors recommend that stockholders vote “FOR” the ratification of the selection of UHY LLP as our independent registered public accounting firm for 2008.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number:  World Energy Solutions, Inc., 446 Main Street, Worcester, MA 01608, Attention: James Parslow, Secretary, (508) 459-8100.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

In order for any stockholder proposal to be included in the proxy statement for our 2009 Annual Meeting of Stockholders, such proposal must be received at our principal executive offices, 446 Main Street, Worcester, MA 01608, Attention: James Parslow, Secretary, not later than December 22, 2008 and must satisfy certain rules of the SEC.

Nominations and proposals of stockholders (other than proposals made in accordance with Rule 14a-8 of the Securities Exchange Act of 1934) may also be submitted to us for consideration at the 2009 Annual Meeting if certain conditions set forth in our bylaws are satisfied.  Such nominations (and other stockholder proposals) must be received in writing by us not less than 90 days nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting, which dates will be February 21, 2009 and January 22, 2009, respectively.   If the date of the 2009 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2008 Annual Meeting, nominations or other proposals must be received not earlier than the 120th day prior to the 2009 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting and the 10th day following the day on which notice of the 2009 Annual Meeting was mailed or public disclosure of the date of 2009 Annual Meeting was made, whichever occurs first.  To submit a nomination or other proposal, a stockholder should send the nominee’s name or proposal and appropriate supporting information required by our bylaws to the attention of our Secretary at the address provided above.

Appendix A

WORLD ENERGY SOLUTIONS, INC.

2006 STOCK INCENTIVE PLAN
1.             Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of World Energy Solutions, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.             Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive Options, Restricted Stock Awards or Other Stock Unit Awards (each, an “Award”) under the Plan.  Each person who receives an Award under the Plan is deemed a “Participant”.

3.     Administration and Delegation

(a)           Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to (i) grant Awards to Participants; (ii) determine the terms, including any limitation, restrictions or conditions, applicable to such Awards and (iii) adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable, subject to any required approval by any applicable regulatory authority.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)           Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)           Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of Shares (as defined below) subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.             Stock Available for Awards

(a)           Number of Shares.  Subject to any adjustment under Section 8, Awards may be made under the Plan for up to 8,738,161 shares (“Shares”) of common stock, $.0001 par value per share, of the Company (the “Common Stock”).  If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of Shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise, or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, Shares of Common Stock tendered to the Company by a Participant to exercise an Award (including shares issuable under such Award) shall be added to the number of Shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

(b)           Per-Participant Limit.  Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of Shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 750,000 during any twelve-month period.  The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder.

(c)           Insider Limits.

(1)           The number of Shares issuable to all Insiders (as defined below), as a group, at any time, under all of the Company’s security based compensation arrangements (as defined under the rules of the Toronto Stock Exchange) shall not exceed 10% of the outstanding Shares of Common Stock of the Company as at the date of grant of any Award to an Insider.

(2)           The number of Shares issued to all Insiders (as defined below), as a group, within any one-year period under all of the Company’s security based compensation arrangements (as defined under the rules of the Toronto Stock Exchange) shall not exceed 10% of the outstanding Shares of Common Stock of the Company on the date of grant of any Award by an Insider.

(3)           “Insider” means:

(i)	every director or senior officer of the Company;

(ii)	every director or senior officer of a company that is itself an Insider or subsidiary of the Company;

(iii)
any person or company who beneficially owns, directly or indirectly, voting Shares of the Company or who exercises control or direction over voting Shares of the Company, or a combination of both, carrying more than 10 percent of the voting rights attached to all voting Shares of the Company for the time being outstanding, other than voting Shares held by the person or company as underwriter in the course of a distribution;

(iv)	the Company, where it has purchased, redeemed or otherwise acquired any of its Shares, for so long as it holds any of its Shares;

in the case of each of clauses (i) through (iv), other than a person who is an Insider solely by virtue of being a director or senior officer of a subsidiary of the Company; or

(v)	an Associate (as defined below) of any person who is an Insider by virtue of the above.

“Associate” where used to indicate a relationship with any person or company, means: (i) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10 percent of the voting rights attached to all voting securities of the company for the time being outstanding; (ii) any partner of that person or company; (iii) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity; (iv) any relative of that person who resides in the same home as that person; (v) any person who resides in the same home as that person and to whom that person is married or with whom that person is living in a conjugal relationship outside marriage; or (vi) any relative of a person mentioned in clause (v) who has the same home as that person.

(d)           Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock based awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall Share limit set forth in Section 4(a) except as may be required by reason of Section 422 and related provisions of the Code and subject to any requisite approval by the Toronto Stock Exchange.

5.             Stock Options

(a)           General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of Shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  Each Option will be governed by an agreement in a form determined by the Board.  An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)           Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)           Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement, provided that such price shall not be less than the volume weighted average trading price of the Shares of Common Stock of the Company on the Toronto Stock Exchange or another stock exchange on which the majority of the trading volume and value of such Shares occurs for the five trading days immediately preceding the date on which the Option is granted.

(d)           Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions, and in installments or pursuant to a vesting schedule, as the Board may specify in the applicable option agreement.

(e)           Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of Shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred Shares at the time or times specified by the Board).

(f)           Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)           in cash or by check, payable to the order of the Company;

(2)   except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)           to the extent provided for in the applicable option agreement or approved by the Board in its discretion, by delivery (either by actual delivery or attestation) of Shares of Common Stock owned by the Participant valued at their fair market value, provided that for the purposes hereof, fair market value shall mean the volume weighted average trading price of the Shares of Common Stock of the Company on the Toronto Stock Exchange or another stock exchange on which the majority of the trading volume and value of such Shares occurs for the five trading days immediately preceding the date on which the Option is exercised (or if the shares are not so traded, in the good faith determination of the Board); and further provided that (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)           to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)           by any combination of the above permitted forms of payment.

6.             Restricted Stock.

(a)           General.  The Board may grant Awards entitling recipients to acquire Shares of Common Stock, subject to the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)           Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)           Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7.             Other Stock Unit Awards.

Other Awards of Shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive Shares of Common Stock to be delivered in the future.  Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock Unit Awards may be paid in Shares of Common Stock or cash, as the Board shall determine.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

8.             Adjustments for Changes in Common Stock and Certain Other Events.

(a)           Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of Shares, reclassification of Shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per Share of each outstanding Option, (iv) the repurchase price per Share subject to each outstanding Restricted Stock Award and (v) the Share- and per-Share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b)           Reorganization Events

(1)           Definition.  A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)           Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines:  (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each Share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of Shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholdings, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each Share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each Share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per Share consideration received by holders of outstanding Shares of Common Stock as a result of the Reorganization Event.

(3)           Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.  Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

9.             General Provisions Applicable to Awards

(a)           Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)           Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)           Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)           Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)           Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any Shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise.  If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of Shares of Common Stock, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)           Amendment of Award.  Subject to any required prior approval of any applicable regulatory authority, the Board may amend, modify or terminate any outstanding Award in any manner to the extent that the Board would have had the authority to initially grant the Award as so modified or amended, including but not limited to, (i) substituting therefor another Award of the same or a different type, (ii) changing the date of exercise or realization, (iii) changing the vesting provisions of an Award, (iv) changing the termination provisions of an Award (provided that such change does not extend the date on which the Award would have expired without regard to a termination of employment or other relationship with the Company) and (v) converting an Incentive Stock Option to a Nonstatutory Stock Option, provided in each case that either (A) the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (B) the change is permitted under Section 8 hereof.

(g)           Conditions on Delivery of Stock.  The Company will not be obligated to deliver any Shares of Common Stock pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)           Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)           No Fractional Shares.  No fractional Shares may be issued and the Board may determine the manner in which fractional Share value will be treated.

10.           Miscellaneous

(a)           No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)           No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any Shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such Shares.  Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of Shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such Shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)           Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)           Amendment of Plan.  Subject to receipt of the requisite stockholder and regulatory approvals set forth in subsections (d)(1) and (2) below, the Board may, from time to time, amend, suspend or terminate the Plan or any portion thereof at any time; provided that no such amendment or revision requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(1)           Without limiting the foregoing, the Board may make the following amendments to the Plan only upon receiving both stockholder and regulatory approval:

(a)	any amendment to the number of Shares issuable under the Plan, including an increase to a fixed maximum number of Shares;

(b)           any change to the price at which an Award becomes exercisable;

(c)	any change to the definition of “Participant” which would have the potential of broadening or increasing Insider (as defined above) participation;

(d)           the addition of any form of financial assistance; and

(e)           any amendment to a financial assistance provision which is more favourable to Participants.

(2)           Without limiting the foregoing, the Board may, without stockholder approval and subject only to receipt of any requisite regulatory approval, in its sole discretion, make all other amendments to the Plan that are not of the type contemplated in Section 10(d)(1) above, including, without limitation:

(a)           amendments of a “housekeeping” nature; and

(b)           a discontinuance of the Plan.

(3)           Notwithstanding the provisions of Section 10(d)(2), the Company shall additionally obtain any stockholder approval in respect of amendments to the Plan that are contemplated pursuant to Section 10(d)(2) to the extent such approval is required by any applicable laws or regulations.

(e)           Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)           Compliance with Code Section 409A.  No Award shall provide for a deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any other action taken by the Board.

(g)           Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[As amended by the Board of Directors on March 4, 2008 and approved by the Stockholders of the Company on [May 22, 2008].]

Appendix B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
WORLD ENERGY SOLUTIONS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

World Energy Solutions, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:
That the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation[, as amended,] be and hereby is deleted in its entirety and the following two paragraphs are inserted in lieu thereof:

“FOURTH.  That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Effective Time”), a [one-for-two] [one-for-three] [one-for-four] [one-for-five] [one-for-six] [one-for-seven] [one-for-eight] [one-for-nine] [one-for-ten] reverse stock split of the Corporation’s common stock shall become effective, pursuant to which each [two] [three] [four] [five] [six] [seven] [eight] [nine] [ten] shares of common stock outstanding  and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall be reclassified and combined into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time (“New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock.  In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare Trust Company, Inc., as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them.  The sale of all of the fractional interests will be effected by that agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale.  After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.  Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is  [80,000,000] [55,000,000] [42,500,000] [35,000,000] [30,000,000] [26,428,571] [23,750,000] [21,666,667] [20,000,000](1) shares, consisting of (i) [75,000,000] [50,000,000] [37,500,000] [30,000,000] [25,000,000] [21,428,571] [18,750,000] [16,666,667] [15,000,000] (1) shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this _____ day of _______, 200_.

World Energy Solutions, Inc.

By:  __________________________
President

_______________________________________________________

(1) Note: The number of shares of common stock authorized will be proportionate to any one of the reverse stock split ratios selected by the Board of Directors when effecting the reverse stock split, if any.   The number of shares of all classes of stock authorized will be equal to the number of shares of common stock determined according to the foregoing sentence plus 5,000,000 shares of preferred stock.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

A.  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1. Election of Directors:	For	Withhold	For	Withhold
01 - Edward Libbey	☐	☐	02 - John Wellard	☐	☐

2. Amendment of our 2006 Stock Incentive Plan to increase the number of shares of common stock covered by the plan by 4,000,000 shares from 4,738,161 to 8,738,161.	For ☐	Against ☐	Abstain ☐

3. Approval of an amendment to our Certificate of Incorporation which would effect a reverse stock split of our common stock in any one of the following ratios: one-for-two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for-nine, and one-for-ten, at any time prior to May 21, 2009, and a proportionate reduction in the number of shares of our common stock authorized for issuance under our Certificate of Incorporation, with the exact ratio and the decision of whether and when to effect the reverse stock split and the amendment to be at the discretion of the Board of Directors.
For ☐	Against ☐	Abstain ☐

4. Ratification of the appointment of UHY LLP as the independent registered public accounting firm for the Company for the current fiscal year.	For ☐	Against ☐	Abstain ☐

B. Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
IMPORTANT — PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

♦PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ♦

Proxy — World Energy Solutions, Inc.
For the Annual Meeting of the Stockholders of World Energy Solutions, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Richard Domaleski and Philip Adams, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Stockholders of World Energy Solutions, Inc. (the “Company”) to be held at at The Hilton Garden Inn, 35 Major Taylor Boulevard, Worcester, Massachusetts 01608 on May 22, 2008, at 10:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the annual meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Each of the matters stated on the reverse side are being proposed by the Board of Directors of the Company.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

This proxy will be voted in accordance with any directions herein given. If no direction is given, this proxy will be voted “FOR” the director nominees and proposals 2, 3 and 4.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(Continued and to be signed on the reverse side)